UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2006

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

Subsequent to the distribution of our 2006 Proxy Statement, we received feedback from Institutional Shareholder Services regarding the proposed adoption of our Amended and Restated 2001 Long Term Incentive Plan (the “Plan”). As a result, effective March 7, 2006, our Board of Directors approved a modification to the Plan to further clarify that the Company may not buy out, for a payment in cash or shares of company common stock, stock options outstanding under the Plan which are out of the money (have an exercise price greater than the fair market value of the stock). Further amendments to the Plan have been proposed by our Board of Directors and the Compensation Committee of our Board of Directors and are subject to approval from the company’s stockholders at the 2006 Annual Meeting. A copy of the amendment is filed as an exhibit hereto.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 5 to Amended and Restated 2001 Long Term Incentive Plan of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: March 7, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 5 to Amended and Restated 2001 Long Term Incentive Plan of The Cooper Companies, Inc.